Exhibit 10.16

AGILETHOUGHT, INC.
CONSULTING AGREEMENT

CONSULTANT AGREEMENT, made as of October 1, 2020 sets forth the terms and conditions under which Invertis LLC, with offices at 8601 NW 27th Street, Ste 048-1925, Miami, FL 33122 (“Consultant”), will provide services to AgileThought, Inc., with offices at 2502 N. Rocky Point Drive, Suite 900, Tampa, FL 33607 (“AgileThought”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Scope of Services. The services to be initially performed by Consultant (“Services”) are described in Appendix A to this Agreement, which appendix will also set forth (a) Project schedule, milestones and/or deadlines (if any); (b) the location of performance; (c) the timing of performance; (d) compensation and (e) any other terms and conditions applicable to the Services in question. The parties may agree to additional services to be provided pursuant to this Agreement, which will be described in a supplemental appendix and must be signed by both parties (each appendix considered a “Project Schedule”). Consultant should have no expectation of performing (or being paid for) additional work beyond that described in a Project Schedule or beyond the term of this Agreement.

2. Compensation. Consultant’s compensation for Services shall be as set forth in the applicable Project Schedule. Consultant shall be paid only for work performed during the term of this Agreement to AgileThought’s satisfaction. The compensation shall not exceed the maximum expenditure set forth on the Project Schedule (if any), unless otherwise expressly agreed to in writing. In addition, Consultant shall be reimbursed for all reasonable out-of-pocket expenses which have been pre-approved in writing by AgileThought. AgileThought will pay all valid and correct invoices that include all required information within 30 days of receipt, unless AgileThought has a reasonable basis for nonpayment. AgileThought will take ownership of and title to any hardware or other equipment purchased by Consultant on AgileThought’s behalf upon payment for such hardware or equipment, regardless of whether the project is completed.

3. Independent Contractor. The relationship between Consultant and AgileThought is that of an independent contractor. No employer/employee relationship is created, and neither party is authorized to bind the other in any way. Consultant is obligated to comply with all requirements (including without limitation those relating to tax withholding) applicable to employers.

4. Non-Disclosure. Consultant acknowledges that AgileThought is the owner of valuable trade secrets, computer programs and related materials, and other data, concepts or information, which are not public and are proprietary or confidential (“Confidential Information”). Accordingly, Consultant agrees to maintain Confidential Information in strict confidence and not to use any such information for its benefit, both during and after the term of this Agreement. Consultant’s obligation of confidentiality will not apply to Confidential Information which the Consultant can clearly demonstrate by documentary evidence to be or to have become publicly known other than by a breach of Consultant’s obligations hereunder or independently developed by Consultant without use of or reference to any Confidential Information.

5. Assignment of Rights. Consultant agrees that any and all software, programs, documents, content, ideas, inventions or other items made or created by it, in any medium, during the term of this Agreement in the course of performing Services (“Deliverables”), and all proprietary rights therein, including but not limited to rights of patent, copyright and trade secret, shall be the exclusive property of AgileThought and works for hire under the United States Copyright Law. To the extent necessary to effectuate the foregoing, and/or in the event Deliverables are not deemed to be work-made-for-hire, Consultant hereby assigns to AgileThought all of such rights and agrees to provide such reasonable assistance as may be necessary (at AgileThought’s expense) to perfect AgileThought’s rights hereunder. Deliverables shall not include any pre-existing intellectual property of Consultant (“Consultant Property”), to which Consultant grants AgileThought a nonexclusive, perpetual, worldwide, irrevocable, unlimited right to use, copy, modify and distribute in connection with its use of the Deliverables.

6. Warranty. Consultant warrants that (a) it has the right to perform the Services and to provide the Deliverables, (b) the Services and Deliverables will be of good quality and performed in a professional and workmanlike manner in accordance with industry standards, (c) the performance of the Services will not violate the provisions of any agreement to which Consultant is a party, and (d) it will comply with all applicable laws, rules and regulations. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, CONSULTANT MAKES NO WARRANTY, REPRESENTATION, PROMISE OR GUARANTEE, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE WORK PERFORMED, INCLUDING ITS QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Term; Termination.

(a) This Agreement will remain in effect for a period of one year and will automatically renew for additional one-year periods unless either party notifies the other in writing of termination at least thirty (30) days’ prior to the upcoming anniversary.

(b) Either party may terminate this Agreement at any time due to a material breach of this Agreement by the other party which is not cured within fifteen (15) days after written notice thereof. AgileThought may terminate this Agreement for convenience on thirty (30) days’ prior written notice.

(c) Following termination, neither party shall have any obligation to the other except for AgileThought’s obligation to pay Consultant for actual Services and Deliverables provided to AgileThought’s satisfaction and expenses incurred under this Agreement prior to termination. Consultant will refund to AgileThought any compensation paid or expenses reimbursed by AgileThought which Consultant did not earn or incur prior to the effective date of termination. Upon any termination of this Agreement, Consultant shall immediately deliver to AgileThought all software, documentation, recordings, information and other materials, in any medium, received from AgileThought or developed by Consultant (or any part thereof) in connection with performing the Services, together with a letter confirming that such items have in no way been reproduced or copied and that no materials or work remain in Consultant’s possession. All right, title and interest in and to any work or other materials created during the term of this Agreement shall belong to AgileThought.

8. Limitation of Liability. EXCEPT FOR (i) DAMAGES TO PERSONS OR TANGIBLE PROPERTY, (ii) CONSULTANT’S VIOLATION OF AGILETHOUGHT’S PROPRIETARY RIGHTS, (iii) CONFIDENTIALITY VIOLATIONS, (iv) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND (v) CONSULTANT’S INDEMNIFICATION OBLIGATIONS BELOW, (a) NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES AND (b) EACH PARTY’S LIABILITY TO THE OTHER, REGARDLESS OF THE BASIS FOR THE CLAIM OR THE FORM OF ACTION, WILL BE LIMITED TO THE TOTAL FEES PAID UNDER THIS AGREEMENT.

9. Indemnity. Consultant will defend at its own expense any claim, suit or action against AgileThought, and will indemnify and hold AgileThought harmless against any and all related damages, costs, liabilities, expenses and settlement amounts, based upon any breach of Consultant’s warranties above or any other act or omission on Consultant’s part, provided that AgileThought notifies Consultant promptly in writing of any such action and all prior related claims, gives Consultant sole control of the defense and/or settlement of such action, and cooperates fully in any such defense or settlement. AgileThought may participate in any such claim suit or action with counsel of its own choosing at its own expense.

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10. General.

(a) This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all previous communications or agreements, whether oral or written. No waiver or modification of its provisions shall be effective without a writing signed by the parties.

(b) The invalidity of any provision of this Agreement shall not affect the validity of any other provision hereof. In the event that the non-competition provision in Section 7 is determined by a court of competent jurisdiction to be unenforceable, such provision shall be enforced to the extent that it is legally enforceable.

(c) This Agreement will be construed in accordance with the laws of the State of Florida.

(d) Consultant may not assign any of its rights or delegate or subcontract any of its duties under this Agreement to any third party without AgileThought’s prior written consent.

(e) The provisions of this Agreement, with the exception of Section 1, shall survive any termination of this Agreement in accordance with their terms.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

AGILETHOUGHT, INC.		INVERTIS LLC

By:	/s/ Laurie Harrison	By:	/s/ Manuel Senderos

Name:	Laurie Harrison	Name:	Manuel Senderos

Title:	CLO	Title:	President

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APPENDIX A

DESCRIPTION OF SERVICES, COMPENSATION AND OTHER TERMS

DESCRIPTION OF SERVICES

Management and operational services.

LOCATION OF PERFORMANCE

Consultant may perform all Services outside the US, with travel to any of AgileThought’s offices being limited to one day per quarter.

COMPENSATION

$37,500 USD per month